Elemis
Elemis Ltd
92 Uxbridge Road
Harrow Weald
Middlesex
HA3 6BZ

Tel: 011 44 208 909 5000

Fax: 011 44 208 909 5050

Alban Muller
Alban Muller International
212 Rue De Rosay
93100 Montreuil
France

Date:    4TH March 2002

Dear Alban:

In order to satisfy the requirements of our audit for 2001 can you please confirm the extension of the original Creation and Production agreement of 1996 which is to supply Elemis Limited and EJ Contracts Limited with beauty related products until December 2003.

I would be grateful if you could sign below your agreement to the above and return by fax at your earliest convenience.

Best regards,

/s/ Sean Harrington
Sean Harrington
Managing Director

I confirm the above statement for and on behalf of Alban Muller International.

Signed: /s/ Alban Muller                                Date: March 4, 2002
           Alban Muller